Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Appoints Richard A. Edlin to

Board of Directors

WOODCLIFF LAKE, N.J., March 16, 2017 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or “the Company”) today announced that its Board of Directors has approved the appointment of Richard A. Edlin, Vice Chair, Chair of the Litigation Practice in New York, and a member of the Executive Committee of the law firm Greenberg Traurig, LLP, a top international multi-practice law firm, to the Company’s Board of Directors, and as a member of the Board’s Nominating and Corporate Governance Committee, each effective as of March 17, 2017.

“Rich’s extensive experience in commercial and intellectual property litigation, as well as the life sciences arena, both in and out of court, along with his vast professional and community accomplishments, will bring invaluable knowledge and insight as we continue to execute on our strategy,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

About Mr. Edlin

Mr. Edlin, 56, is a seasoned litigator with broad experience in both trial and appellate courts including the U.S. Supreme Court and the Delaware Supreme Court. He has tried cases in federal and state courts all over the country and has handled domestic and international arbitrations.

At Greenberg Traurig, Mr. Edlin handles a wide variety of litigation and routinely acts for companies and their management in areas such as securities, general commercial and contractual disputes, antitrust and intellectual property.

Mr. Edlin is a member of the Board of Trustees of the Urban Justice Center; a member of the Board of Directors for Judges and Lawyers Breast Cancer Alert (JALBCA); a member of the Board of Governors of Hackensack University Medical Center, where he serves on the finance committee; a trustee of The Carnegie Council for Ethics in International Affairs, where he serves as Treasurer and chairs the development and finance committees; a member of the Board of Governors, American Friends of Tel Aviv University; a member of the Economic Club of New York; a fellow of the Litigation Council of America; and a trustee of New Jersey SEEDS, among other professional and community activities.

Mr. Edlin received his B.A. degree from Tufts University, magna cum laude in history and received his law degree from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar and Notes editor of the Columbia Journal of Environmental Law. Following his graduation, Mr. Edlin served as law clerk to Hon. Lee P. Gagliardi of the United States District Court for the Southern District of New York.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway. Additional information is available on the company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,” “continue,” “may,” “believe,” “intends,” “anticipate(s),” “plan,” “enables,” “potentially,” “entitles,” and similar expressions are intended to identify forward-looking statements. These statements include statements regarding future events including, but not limited to: the impact, if any, that the appointment of a new director will have on Eagle’s business and strategy; the ability of this new director to leverage effectively his expertise and experience to expand Eagle’s reach and value; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the U.S. Securities and Exchange Commission. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to whether Eagle’s management and/or board of directors will be effective in managing Eagle’s business and future growth, as well as the other risks described in Eagle’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

T: 917-543-9932

E: lwilson@insitecony.com